As  filed with the Securities and Exchange Commission on November 2, 1999
                                            Registration No. 333-
==========================================================================
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

           POST EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                          TO FORM S-4 *

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   EL PASO ENERGY CORPORATION
     (Exact name of registrant as specified in its charter)

     Delaware                                  76-0568816
(State or other jurisdiction of            (I.R.S.  Employer
incorporation or organization)             Identification No.)


                    El Paso Energy Building
                      1001 Louisiana Street
                       Houston, Texas 77002
                         (713) 420-2131
  (Address, including zip code, of Principal Executive Offices)

                   EL PASO ENERGY CORPORATION
               EXECUTIVE AWARD PLAN OF SONAT INC.
          (formerly Executive Award Plan of Sonat Inc.)
                    (Full title of the plan)

                     Britton White Jr., Esq.
          Executive Vice President and General Counsel
                     El Paso Energy Building
                      1001 Louisiana Street
                      Houston, Texas  77002
                         (713) 420-2131
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                CALCULATION OF REGISTRATION FEE
========================================================================
                                      Proposed
                                       Maximum Proposed
   Title of Securities     Amount to  Offering Maximum  Amount
    to be Registered          be        Price Aggregate    of
                          Registered     Per   Offering Registration
                          (1)           Share    Price     Fee
------------------------------------------------------------------------
Common Stock (including   5,398,915    (2)      (2)      (2)
associated common stock     shares
purchase rights), par
value $3.00 per share
=========================================================================
(1)   Includes an indeterminate amount of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Executive Award Plan of Sonat Inc. as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2)   Not applicable.  All filing fees payable in connection with the issuance of these securities were paid in connection with the filing of the Registrant's Registration Statement on Form S-4
  (No. 333-75781) filed April 7, 1999.
(*)   Filed  as a Post-Effective Amendment on Form S-8 to  such
  Registration  Statement on Form S-4 pursuant to  the  procedure
  described   herein  in  the  section  captioned   "Introductory
  Statement."

                  INTRODUCTORY STATEMENT

      On October 25, 1999, El Paso Energy Corporation (the "Company" or "Registrant") and Sonat Inc., a Delaware corporation ("Sonat"), consummated the merger (the "Merger") of Sonat with and into the Company as provided by the Second Amended and Restated Agreement and Plan of Merger dated effective as of March 13, 1999, by and between the Company and Sonat (the "Merger Agreement"). As a result of the Merger, Sonat's common stock and associated common stock purchase rights ("Sonat Common Stock") were converted into shares of the Company's common stock, par value $3.00 per share, and associated preferred stock purchase rights ("Common Stock") and such shares of Sonat Common Stock have ceased to be outstanding. All certificates evidencing shares of Sonat Common Stock represent only the right to receive, without interest, shares of the Common Stock, in accordance with the provisions of the Merger Agreement. In connection with the Merger, the Company assumed each unexpired and unexercised outstanding stock option to purchase Sonat Common Stock (each a "Sonat Option") issued pursuant to the Executive Award Plan of Sonat Inc. Each Sonat Option was automatically converted in the Merger into an option to purchase or acquire the same number of shares of Common Stock at a price per share of Common Stock equal to the Sonat Option exercise price.

      The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-75781) (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 5,398,915 shares of Common Stock, subject to adjustment, issuable pursuant to certain Sonat Options assumed by the Company in the Merger. All such shares of Common Stock were previously registered on the Form S-4, and are being transferred to this Form S-8.

                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the General Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act (the "Prospectus").


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which contains audited financial statements for the most recent year for which such statements have been filed;

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (a) above;

          (c) The Joint Proxy Statement/Prospectus dated April 7, 1999, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), and included in its Registration Statement on Form S-4 (File No. 333-75781) and as amended by Amendment No. 1 dated April 8, 1999, and as further amended by Amendment No. 2, dated April 30, 1999; and

           (d) The description of the Registrant's Common Stock, par value $3.00, per share contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 3, 1998, and a description of the Registrant's preferred stock purchase rights associated with its Common Stock, contained in Registrant's Registration Statement on Form 8-A/A filed with the Commission on January 29, 1999, pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purposes of updating such descriptions.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of the Registration Statement and the prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or Prospectus.

Item 4.  Description of Securities.

     The information required by Item 4 is not applicable to this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

     The information required by Item 5 is not applicable to this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article X of the By-laws of the Registrant requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the By-laws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving at the request of the
Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan. The By-laws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section  102(b)(7)  of the General Corporation  Law  of  the
State of Delaware permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of the Registrant's Restated Certificate of Incorporation, as amended, provides that to the full extent that the General Corporation Law of the State of Delaware, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Registrant maintains Directors' and Officers' liability insurance which provides for payment on behalf of the directors and officers of all losses of such persons (other than matters uninsurable under the law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers.

Item 7.  Exemption from Registration Claimed.

     The information required by Item 7 is not applicable to this Registration Statement.

Item 8.  Exhibits.

 Exhibit
  Number    Description
 -------    -----------

            5.1   Opinion of Andrews & Kurth L.L.P. regarding the
            legality   of   the   securities   being   registered
            hereunder.

            10.1 El Paso Energy Corporation Executive Award Plan of Sonat Inc., as amended and restated effective as of July 23, 1998, as amended.

            23.1  Consent  of Counsel (included  in  the  opinion
            filed   as   Exhibit   5.1   to   this   Registration
            Statement).

            23.2     Consent of PricewaterhouseCoopers LLP.

            24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
            Statement).


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)    To  include  any  prospectus  required   by
          Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          Provided,   however,  that  paragraphs  (a)(1)(i)   and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To  remove  from  registration  by  means  of   a
     post-effective   amendment  any  of  the  securities   being
     registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 25th day of October, 1999.

                                  EL PASO ENERGY CORPORATION



                                  By:     /s/ William A. Wise
                                     __________________________
                                           William A. Wise
                                         President and Chief
                                          Executive Officer

                        POWER OF ATTORNEY

      Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

      Pursuant to the requirements of the Securities Act of 1933, as  amended, this Registration Statement has been signed  by  the
following  persons  in  the  capacities  and  on  the  dates   as
indicated.

      Signature               Title                   Date
      -----------             -----                   ----

 /s/ William A. Wise     President, Chief       October 25, 1999
 --------------------      Executive
   William A. Wise       Officer and Director


 /s/ H. Brent Austin     Executive Vice        October 25, 1999
 --------------------      President
   H. Brent Austin       and Chief Financial
                         Officer


/s/ Jeffrey I. Beason    Senior Vice President  October 25, 1999
---------------------          and
  Jeffrey I. Beason      Controller
                         (Chief Accounting
                         Officer)

/s/ Byron Allumbaugh     Director               October 25, 1999
---------------------
  Byron Allumbaugh

/s/ Juan Carlos Braniff  Director               October 25, 1999
-----------------------
 Juan Carlos Braniff

/s/ James F. Gibbons     Director               October 25, 1999
--------------------
  James F. Gibbons

  /s/ Ben F. Love        Director               October 25, 1999
----------------------
     Ben F. Love

/s/ Kenneth L. Smalley    Director              October 25, 1999
-----------------------
 Kenneth L. Smalley

 /s/ Malcolm Wallop      Director               October 25, 1999
-----------------------
   Malcolm Wallop

                       INDEX TO EXHIBITS


  Number               Description

   5.1      Opinion  of Andrews & Kurth L.L.P., regarding  the
            legality   of  the  securities  being   registered
            hereunder.

   10.1 El Paso Energy Corporation Executive Award Plan of Sonat Inc., as amended and restated effective as of July 23, 1998, as amended.

   23.1 Consent of Counsel (included in the opinion filed as Exhibit 5.1 to this Registration Statement).


   23.2     Consent of PricewaterhouseCoopers LLP.


   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration
            Statement).